EXHIBIT 99.1

Contacts:
Media: Lauren Burk at 703.469.1004 or lburk@fbr.com
Investors: Paul Beattie at 703.312.9673 or pbeattie@fbr.com

FBR Capital Markets Announces
Second Quarter 2007 Financial Results

Earnings of $21.8 Million on Net Revenue of $169.5 Million

ARLINGTON, VA, July 25, 2007 - FBR Capital Markets Corporation (NASDAQ: FBCM) (FBR Capital Markets) today reported second quarter after-tax earnings of $21.8 million, or $0.34 per share (diluted), compared to after-tax earnings of $1.0 million, or $0.02 per share (diluted), in the second quarter of 2006. For the six months ending June 30, 2007, FBR Capital Markets earned $32.8 million after tax, or $0.51 per share (diluted), compared to after-tax earnings of $5.8 million, or $0.13 per share (diluted), for the first half of 2006. Net revenues for the second quarter of 2007 were $169.5 million compared to net revenues of $91.4 million in the second quarter of 2006. Net revenues for the first six months of 2007 were $312.6 million compared to $202.1 million for the first six months of 2006.

FBR Capital Markets’ book value at the close of the second quarter was $8.20 per share compared to $7.81 per share at the end of the first quarter of 2007. At the close of the second quarter, FBR Capital Markets had $528.3 million in equity, $471.0 million of cash, and no debt.

“We are very pleased with FBR Capital Markets’ results for the second quarter and the first six months of 2007,” said Richard J. Hendrix, President and Chief Operating Officer of FBR Capital Markets. “We were ranked #3 in the second quarter for all initial common equity offerings(1) and continue to be the leading firm in Rule 144A equity offerings, raising $1.6 billion in six of these transactions during the second quarter(2). Our expanded merger and acquisition group is having a positive impact on the business, and we currently have a solid investment banking pipeline across all our industry groups.”

During the quarter the company announced enhancements to its proprietary Rule 144A trading platform, FBR PLUS(TM). These enhancements make it easier for qualified institutional investors to obtain, via Bloomberg, trading information about Rule 144A equity offerings that FBR Capital Markets has brought to market. There are currently 15 of these securities trading on this platform and a broad group of institutional investors with password-protected access to current and historical information on these securities.

Equity Capital Markets

In the second quarter, FBR Capital Markets generated investment banking revenues of $123.1 million compared to $103.7 million in the first quarter of 2007 and $51.8 million in the second quarter of 2006. The firm raised a total of $5.6 billion in 22 capital markets transactions, including 12 initial public and private capital raises. FBR Capital Markets acted as sole or joint book runner for ten of the 22 capital raising transactions and completed ten advisory assignments during the quarter.

In its institutional brokerage business, FBR Capital Markets recorded agency commissions and principal transactions revenue of $32.7 million in the second quarter of 2007 compared to $25.8 million in the first quarter of 2007 and $30.2 million in the second quarter of 2006.

Asset Management

In FBR Capital Markets' asset management/private wealth business, base management and incentive fees were $6.5 million for the second quarter of 2007, compared to $5.6 million in the first quarter of 2007 and $5.0 million in the second quarter of 2006. Assets under management as of June 30, 2007 were $2.9 billion compared to $2.8 billion at the end of the first quarter and $2.3 billion at the end of the second quarter of 2006.

Merchant Banking

As of June 30, 2007, FBR Capital Markets had eight merchant banking portfolio investments with an aggregate initial investment value of $25.8 million. The company intends to continue to deploy capital into a diversified portfolio of merchant banking opportunities in the coming quarters.

“FBR Capital Markets continued to make great progress during first half of the year, including the completion of its initial public offering early in June,” said Eric F. Billings, Chairman and Chief Executive Officer. “The period ending June 30th was another quarter of solid growth in investment banking revenues. We are clearly benefiting from the steps taken over the last 12 months as part of the execution of our strategic plan, including the build-out of our industry verticals, the expansion of our merger and acquisition advisory services, and the strengthening of our institutional trading platform.”

The firm will host an earnings conference call on Wednesday, July 25, 2007 at 9:00 A.M. U.S. EDT. Investors wishing to listen to the call may do so via the web at: http://phx.corporate-ir.net/phoenix.zhtml?c=204322&p=irol-irhome. Replays of the webcast will be available after the call.

FBR Capital Markets Corporation (FBR Capital Markets)(NASDAQ:FBCM), a majority-owned subsidiary of Friedman, Billings, Ramsey Group, Inc.(FBR)(NYSE:FBR), provides investment banking*, merger and acquisition advisory services*, institutional brokerage*, asset management and private wealth services. FBR Capital Markets focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy & natural resources, financial institutions, healthcare, insurance, real estate, and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, VA, Boston, Dallas, Houston, Irvine, London, New York, Phoenix and San Francisco. For more information, please visit www.fbrcapitalmarkets.com.

*Friedman, Billings, Ramsey & Co., Inc.

1) Source: Dealogic. Relates to total deal value of all initial public stock offerings and 144A equity private placements offered for U.S. and Bermuda issuers; priced between 4/1/07 and 6/30/07, with apportioned credit to all book-runners; includes only rank eligible transactions.

2) FBR Capital Markets is the #1 ranked investment bank for U.S. Rule 144A private equity capital raises. Source: Dealogic. Relates to total deal value of all 144A equity private placements offered for U.S. issuers; priced between 4/1/07 and 6/30/07, with apportioned credit to all book-runners; includes only rank eligible transactions.

Financial data follow.

# # #

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

			Quarter ended
			June 30

	2007	%	2006	%
REVENUES:
Investment banking:
Capital raising	$116,972	69.0%	$45,510	49.8%
Advisory	6,152	3.6%	6,281	6.9%
Institutional brokerage:
Principal transactions	4,152	2.4%	1,760	1.9%
Agency commissions	28,526	16.8%	28,447	31.1%
Mortgage trading interest	-	0.0%	17,143	18.8%
Mortgage trading net investment loss	-	0.0%	(209)	-0.2%
Asset management:
Base management fees	6,360	3.8%	5,065	5.5%
Incentive allocations and fees	116	0.1%	(54)	-0.1%
Interest	5,798	3.4%	4,647	5.1%
Net investment income	1,218	0.7%	108	0.1%
Other	465	0.4%	816	1.0%
Total revenues	169,759	100.2%	109,514	119.9%
Interest expense	274	0.2%	18,155	19.9%
Revenues, net of interest expense	169,485	100.0%	91,359	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	89,877	53.0%	54,436	59.6%
Professional services	12,686	7.5%	10,830	11.9%
Business development	9,931	5.9%	6,709	7.3%
Clearing and brokerage fees	3,022	1.8%	3,053	3.3%
Occupancy and equipment	7,816	4.6%	7,499	8.2%
Communications	5,805	3.4%	4,990	5.5%
Other operating expenses	3,706	2.2%	2,960	3.2%
Total non-interest expenses	132,843	78.4%	90,477	99.0%

Net income before income taxes	36,642	21.6%	882	1.0%

Income tax provision (benefit)	14,882	8.8%	(105)	-0.1%

Net income	$21,760	12.8%	$987	1.1%

Basic earnings per share	$0.34		$0.02
Diluted earnings per share	$0.34		$0.02

Weighted average shares - basic	64,297		46,000
Weighted average shares - diluted	64,354		46,000

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

		Six Months Ended
		June 30

	2007	%	2006	%
REVENUES:
Investment banking:
Capital raising	$214,208	68.5%	$111,845	55.4%
Advisory	12,610	4.0%	9,150	4.5%
Institutional brokerage:
Principal transactions	6,188	2.0%	7,480	3.7%
Agency commissions	52,302	16.7%	51,813	25.6%
Mortgage trading interest	-	0.0%	34,793	17.2%
Mortgage trading net investment loss	-	0.0%	(1,443)	-0.7%
Asset management:
Base management fees	11,888	3.8%	9,941	4.9%
Incentive allocations and fees	220	0.1%	954	0.5%
Interest	16,912	5.4%	7,260	3.6%
Net investment income	2,713	0.9%	3,154	1.6%
Other	541	0.2%	2,131	1.0%
Total revenues	317,582	101.6%	237,078	117.3%
Interest expense	4,936	1.6%	35,017	17.3%
Revenues, net of interest expense	312,646	100.0%	202,061	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	167,668	53.6%	117,988	58.4%
Professional services	23,510	7.5%	20,834	10.3%
Business development	21,246	6.8%	19,085	9.4%
Clearing and brokerage fees	5,688	1.8%	5,319	2.6%
Occupancy and equipment	15,309	4.9%	14,772	7.3%
Communications	11,214	3.6%	9,573	4.7%
Other operating expenses	5,526	1.8%	6,224	3.2%
Total non-interest expenses	250,161	80.0%	193,795	95.9%

Net income before income taxes	62,485	20.0%	8,266	4.1%

Income tax provision	29,719	9.5%	2,461	1.2%

Net income	$32,766	10.5%	$5,805	2.9%

Basic earnings per share	$0.51		$0.13
Diluted earnings per share	$0.51		$0.13

Weighted average shares - basic	64,223		46,000
Weighted average shares - diluted	64,247		46,000

FBR CAPITAL MARKETS CORPORATION Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share amounts) (Unaudited)

	For the
	six months ended
	June 30, 2007	Q-2 07	Q-1 07
Revenues
Investment banking:
Capital raising	$214,208	$116,972	$97,236
Advisory	12,610	6,152	6,458
Institutional brokerage:
Principal transactions	6,188	4,152	2,036
Agency commissions	52,302	28,526	23,776
Asset management:
Base management fees	11,888	6,360	5,528
Incentive allocations and fees	220	116	104
Interest	16,912	5,798	11,114
Net investment income	2,713	1,218	1,495
Other	541	465	76
Total revenues	317,582	169,759	147,823
Interest expense	4,936	274	4,662
Revenues, net of interest expense	312,646	169,485	143,161

Non-interest expenses
Compensation and benefits	167,668	89,877	77,791
Professional services	23,510	12,686	10,824
Business development	21,246	9,931	11,315
Clearing and brokerage fees	5,688	3,022	2,666
Occupancy and equipment	15,309	7,816	7,493
Communications	11,214	5,805	5,409
Other operating expenses	5,526	3,706	1,820
Total non-interest expenses	250,161	132,843	117,318

Net income before income taxes	62,485	36,642	25,843

Income tax provision	29,719	14,882	14,837

Net income	$32,766	$21,760	$11,006

Net income before income taxes
as a percentage of net revenue	20.0%	21.6%	18.1%

ROE (annualized)	12.9%	17.2%	8.9%

Total shareholders' equity	$528,341	$528,341	$501,858

Basic earnings per share	$0.51	$0.34	$0.17
Diluted earnings per share	$0.51	$0.34	$0.17

Ending shares outstanding (in thousands)	64,411	64,411	64,282

Book value per share	$8.20	$8.20	$7.81

Gross assets under management (in millions)
Managed accounts	$291.3	$291.3	$258.8
Hedge & offshore funds	61.7	61.7	67.1
Mutual funds	2,482.6	2,482.6	2,412.9
Private equity and venture capital funds	33.8	33.8	41.2
Total	$2,869.4	$2,869.4	$2,780.0

Net assets under management (in millions)
Managed accounts	$291.3	$291.3	$258.8
Hedge & offshore funds	58.1	58.1	62.5
Mutual funds	2,474.7	2,474.7	2,406.4
Private equity and venture capital funds	32.0	32.0	38.0
Total	$2,856.1	$2,856.1	$2,765.7

Employee count	745	745	751

FBR CAPITAL MARKETS CORPORATION Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share amounts) (Unaudited)

	For the
	year ended
	December 31, 2006	Q-4 06	Q-3 06	Q-2 06	Q-1 06
Revenues
Investment banking:
Capital raising	$190,576	$71,879	$6,852	$45,510	$66,335
Advisory	24,148	9,172	5,826	6,281	2,869
Institutional brokerage:
Principal transactions	5,814	(8)	(1,658)	1,760	5,720
Agency commissions	100,855	24,683	24,359	28,447	23,366
Mortgage trading interest	51,148	2,510	13,845	17,143	17,650
Mortgage trading net investment loss	(3,298)	(309)	(1,546)	(209)	(1,234)
Asset management:
Base management fees	19,871	5,051	4,879	5,065	4,876
Incentive allocations and fees	1,327	403	(30)	(54)	1,008
Interest	20,934	5,235	8,439	4,647	2,613
Net investment income (loss)	3,372	3,288	(3,070)	108	3,046
Other	3,892	1,279	482	816	1,315
Total revenues	418,639	123,183	58,378	109,514	127,564
Interest expense	54,543	3,136	16,390	18,155	16,862
Revenues, net of interest expense	364,096	120,047	41,988	91,359	110,702

Non-interest expenses
Compensation and benefits	225,712	61,326	46,398	54,436	63,552
Professional services	43,712	13,809	9,069	10,830	10,004
Business development	33,772	9,458	5,229	6,709	12,376
Clearing and brokerage fees	11,715	3,504	2,892	3,053	2,266
Occupancy and equipment	30,039	7,918	7,349	7,499	7,273
Communications	20,039	5,024	5,442	4,990	4,583
Other operating expenses	12,219	1,434	4,561	2,960	3,264
Total non-interest expenses	377,208	102,473	80,940	90,477	103,318

Net (loss) income before income taxes	(13,112)	17,574	(38,952)	882	7,384

Income tax (benefit) provision	(3,271)	10,614	(16,346)	(105)	2,566

Net (loss) income	$(9,841)	$6,960	$(22,606)	$987	$4,818

Net (loss) income before income taxes	-3.6%	14.6%	-92.8%	1.0%	6.7%
as a percentage of net revenue

ROE (annualized)	-2.7%	7.6%	-24.9%	1.6%	7.7%

Total shareholders' equity	484,388	484,388	476,098	248,965	253,812

Basic (loss) earnings per share	$(0.18)	$0.11	$(0.37)	$0.02	$0.10
Diluted (loss) earnings per share	$(0.18)	$0.11	$(0.37)	$0.02	$0.10

Ending shares outstanding (in thousands)	64,000	64,000	64,000	46,000	46,000

Book value per share	$7.57	$7.57	$7.44	$5.41	$5.52

Gross assets under management (in millions)
Managed accounts	$259.9	$259.9	$376.6	$386.8	$383.9
Hedge & offshore funds	97.5	97.5	102.1	125.8	136.6
Mutual funds	1,961.9	1,961.9	1,825.1	1,750.6	1,849.5
Private equity and venture capital funds	42.2	42.2	48.5	48.2	50.5
Total	$2,361.5	$2,361.5	$2,352.3	$2,311.4	$2,420.5

Net assets under management (in millions)
Managed accounts	$259.9	$259.9	$376.6	$386.8	$380.9
Hedge & offshore funds	96.4	96.4	98.3	116.1	125.4
Mutual funds	1,954.7	1,954.7	1,817.8	1,742.6	1,843.4
Private equity and venture capital funds	40.5	40.5	46.9	46.7	49.1
Total	$2,351.5	$2,351.5	$2,339.6	$2,292.2	$2,398.8

Employee count	702	702	702	726	752

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

ASSETS	30-Jun-07	31-Dec-06

Cash and cash equivalents	$471,015	$151,417
Receivables	18,168	43,013
Investments:
Mortgage-backed securities, at fair value	-	415,391
Long-term investments	52,511	32,343
Trading securities, at fair value	43,363	18,180
Due from clearing broker	19,229	28,691
Intangible assets, net	11,274	11,000
Furniture, equipment and leasehold improvements, net	30,433	31,222
Prepaid expenses and other assets	30,633	28,162
Total assets	$676,626	$759,419

LIABILITIES AND SHAREHOLDERS ’ EQUITY

Liabilities:
Trading account securities sold short but
not yet purchased, at fair value	$601	$202
Repurchase agreements	-	189,155
Accrued compensation and benefits	88,131	43,836
Accounts payable, accrued expenses and other liabilities	43,750	36,602
Due to affiliates	15,803	5,236
Total liabilities	148,285	275,031

Shareholders' equity:
Common stock	66	64
Additional paid-in capital	407,167	395,778
Accumulated other comprehensive income, net of taxes	339	543
Retained earnings	120,769	88,003
Total shareholders' equity	528,341	484,388

Total liabilities and shareholders' equity	$676,626	$759,419